Exhibit 5.1

July 28, 2025

Quantum Computing Inc.

5 Marine View Plaza, Suite 214

Hoboken, NJ 07030

RE:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Quantum Computing Inc., a Delaware corporation (the “Company”), in connection with filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the resale by a selling stockholder of up to 1,900,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock).

The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon and subject to the foregoing, we are of the opinion that the Shares, having already been issued, are validly issued, fully paid and non-assessable shares of Common Stock.

The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP